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                                                               [Draft--01/26/00]



                                                                     EXHIBIT 1.1




                              [102,000,000] Shares

                     John Hancock Financial Services, Inc.

                          COMMON STOCK, $.01 par value



                             UNDERWRITING AGREEMENT



January __, 2000
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                                                                January __, 2000



Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner
  & Smith Incorporated
Salomon Smith Barney Inc.
Credit Suisse First Boston Corporation
Donaldson, Lufkin & Jenrette Securities Corporation
Fox-Pitt, Kelton Inc.
Goldman, Sachs & Co.
c/o Morgan Stanley & Co. Incorporated
   1585 Broadway
   New York, New York 10036

Morgan Stanley & Co. International Limited
Merrill Lynch International
Salomon Brothers International Limited
Credit Suisse First Boston (Europe) Limited
Donaldson, Lufkin & Jenrette International
Goldman Sachs International Ltd.
Fox-Pitt, Kelton, Inc.
c/o Morgan Stanley & Co. International Limited
    25 Cabot Square
    Canary Wharf
    London E14 4QA
    England


Dear Sirs and Mesdames:


          John Hancock Financial Services, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters (as defined below)[102,000,000] shares of its common stock, $.01 par value (the "Firm Shares").

          It is understood that, subject to the conditions hereinafter stated, [86,700,000] Firm Shares (the "U.S. Firm Shares") will be sold to the several U.S. Underwriters named in Schedule I hereto (the "U.S. Underwriters") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian
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Persons (as such terms are defined in the Agreement Between U.S. and
International Underwriters of even date herewith), and [15,300,000] Firm Shares (the "International Shares") will be sold to the several International Underwriters named in Schedule II hereto (the "International Underwriters") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc., Credit Suisse First Boston Corporation, Donaldson, Lufkin & Jenrette Securities Corporation, Fox-Pitt, Kelton Inc. and Goldman, Sachs & Co. shall act as representatives (the "U.S. Representatives") of the several U.S. Underwriters, and Morgan Stanley & Co. International Limited, Merrill Lynch International, Salomon Brothers International Limited, Credit Suisse First Boston (Europe) Limited, Donaldson, Lufkin & Jenrette International, Goldman Sachs International Ltd. and Fox-Pitt, Kelton, Inc. shall act as representatives (the "International Representatives") of the several International Underwriters. Morgan Stanley & Co. Incorporated will act as lead manager and sole book-running manager, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. will act as co-lead managers. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the Underwriters.

          The Company also proposes to issue and sell to the several U.S. Underwriters not more than an additional [15,300,000] shares of its common stock, par value $.01 per share (the "Additional Shares"), if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such shares of common stock granted to the U.S. Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares". The shares of common stock, par value $.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock".

          The Shares are being issued in connection with the reorganization (the "Demutualization") of John Hancock Mutual Life Insurance Company, a Massachusetts mutual life

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insurance company ("JHMLIC"), into a stock life insurance company pursuant to
JHMLIC's Plan of Reorganization, as adopted by the Board of Directors of JHMLIC on August 31, 1999 (the "Plan"), in accordance with the requirements of Section 19E of Chapter 175 of the General Laws of the Commonwealth of Massachusetts ("Section 19E"). Upon consummation of the Demutualization, JHMLIC (renamed John Hancock Life Insurance Company ("JHLIC")) will become a direct wholly owned subsidiary of the Company. Pursuant to the Demutualization, the Company plans to issue shares of stock (the "Policyholder Shares"); and the Policyholder Shares and the Shares, collectively, the "Transaction Shares") or, in lieu thereof, cash or Policy Credits (as defined in the Plan) to Eligible Policyholders (as defined in the Plan) in exchange for the respective Policyholders' Membership Interests (as defined in the Plan).

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (File No. 333-87271) relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement"; the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the "Prospectus". If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

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          1.   Representations and Warranties.  The Company and JHMLIC, jointly and severally, represent and warrant to and agree with each of the Underwriters that:

          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

          (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

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          (c)  The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on JHMLIC and its subsidiaries, including the Company prior to the Demutualization, and the Company and its subsidiaries, including JHLIC upon completion of the Demutualization, in each case taken as a whole (collectively, the "John Hancock Enterprise").

          (d) There are no subsidiaries that are material to the John Hancock Enterprise which are not listed on Annex A hereto. Each of the subsidiaries listed on Annex A hereto (the "Significant Subsidiaries"), and, until immediately prior to the Effective Date (as defined in the Plan), JHMLIC has been duly incorporated or organized, as the case may be, is validly existing as a corporation or mutual life insurance company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and upon the Effective Date, JHLIC will be duly organized and validly existing as a stock life insurance company in good standing under the laws of the Commonwealth of Massachusetts. Each Significant Subsidiary of the Company and JHMLIC has the power, corporate and other, and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the John Hancock Enterprise; all of the issued and outstanding shares of capital stock of each Significant Subsidiary and of JHLIC have been duly validly authorized and issued, are fully paid and non-

                                       5
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     assessable and, in the percentages set forth on Annex A hereto, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equitable claims or other adverse claims. Upon the effectiveness of the Plan, JHLIC will have an authorized capitalization of 1,000 shares, each of which will be duly and validly authorized and issued to the Company on the Effective Date and fully paid and nonassessable.

          (e) This Agreement has been duly authorized, executed and delivered by the Company and by JHMLIC.

          (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

          (g) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

          (h) The Shares to be issued and sold by the Company to the Underwriters hereunder and the Policyholder Shares have been duly and validly authorized; when the Shares are issued and delivered against payment therefor as provided herein, and the Policyholder Shares are issued and delivered to Eligible Members in exchange for their Membership Interests pursuant to the Plan, the Transaction Shares will be duly and validly issued and fully paid and non-assessable; and the issuance of the Transaction Shares is not subject to any preemptive or other similar rights.

          (i) The execution and delivery by the Company and JHMLIC of, and the performance by the Company and JHMLIC of their respective obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company and JHMLIC or any agreement or other instrument binding upon the Company, JHMLIC or any of the Significant Subsidiaries that is material to the John Hancock Enterprise, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, JHMLIC or any of the

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     Significant Subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or by JHMLIC of their respective obligations under this Agreement, except such as have been obtained under the Federal securities laws or state insurance laws or may be required by the securities or Blue Sky laws of the various states or the securities laws of any foreign country in connection with the offer and sale of the Transaction Shares.

          (j) The adoption by JHMLIC of, and the performance by the Company and JHMLIC of their respective obligations under, the Plan will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company and JHMLIC or any agreement or other instrument binding upon the Company, JHMLIC or any of the Significant Subsidiaries that is material to the John Hancock Enterprise, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, JHMLIC or any of the Significant Subsidiaries that is material to the John Hancock Enterprise, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or by JHMLIC of their respective obligations under the Plan, except such as have been obtained under state insurance laws and except where the failure to obtain such consents, approvals, authorizations, orders or qualifications would not, singly or in the aggregate, have a material adverse effect on the John Hancock Enterprise.

          (k) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) the Company, JHMLIC and the Significant Subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (2) each of the Company, JHMLIC and the Significant Subsidiaries has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or

                                       7
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     distribution of any kind on its capital stock other than ordinary and customary dividends; and (3) there has not been any material change in (A) the short-term debt or long-term debt of the Company, JHMLIC and their respective subsidiaries considered as a whole or (B) the capital stock of the Company, JHMLIC and the Significant Subsidiaries, except in each case as described in the Prospectus and, in the case of long-term indebtedness, the $__ million of indebtedness incurred in connection with the acquisition of Aetna Canada.

          (l) The Company, JHMLIC and their respective subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to, and used in the conduct of, the business of the John Hancock Enterprise, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus, leases entered into in the ordinary course of business or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company, JHMLIC and their respective subsidiaries; and any real property and buildings that are material to the business of the John Hancock Enterprise held under lease by the Company, JHMLIC and their respective subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, JHMLIC and their respective subsidiaries, in each case except as described in the Prospectus.

          (m) The Company, JHMLIC and their respective subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except where the failure to own, possess or have the ability to acquire such

                                       8
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     patents, patent rights, licenses, inventions, copyrights, know-how
     (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names would not, singly or in the aggregate, have a material adverse effect on the John Hancock Enterprise, and none of the Company, JHMLIC nor any of their respective subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse affect on the John Hancock Enterprise.

          (n) No material labor dispute with the employees of the Company, JHMLIC or any of their respective subsidiaries exists, except as described in the Prospectus, or, to the knowledge of the Company, is imminent.

          (o) The Company, JHMLIC and each of their respective subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (p) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the John Hancock Enterprise, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

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

          (q) There are no legal or governmental proceedings pending or, to the best of the Company's and JHMLIC's knowledge, threatened to which the Company, JHMLIC or any of their respective subsidiaries is a party or to which any of the properties of the Company, JHMLIC or any of their respective subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (r) Each of the preliminary prospectus dated January 7, 2000, and any other preliminary prospectuses filed as part of any amendment to the registration statement subsequent to January 7, 2000, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          (s) None of the Company, JHMLIC or any of the Significant Subsidiaries is required to, nor will it be required to after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (t) The Company, JHMLIC and their respective subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required

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     permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the John Hancock Enterprise.

          (u) Other than to register securities for issuance pursuant to the Company's 1999 Long Term Stock Incentive Plan and any 401(k) employee stock purchase plan on Form S-8, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

          (v) The Company and JHMLIC have reviewed their operations and those of the Significant Subsidiaries to evaluate the extent to which the business or operations of the Company, JHMLIC or any of the Significant Subsidiaries will be affected by the Year 2000 Problem (that is, any significant risk that computer hardware or software applications used by the Company, JHMLIC and the Significant Subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000); as a result of such review, (i) the Company and JHMLIC have no reason to believe, and do not believe, that (A) there are any issues related to the Company's or to JHMLIC's preparedness to address the Year 2000 Problem that are of a character required to be described or referred to in the Registration Statement or Prospectus which have not been accurately described in the Registration Statement or Prospectus and (B) the Year 2000 Problem will have a material adverse effect on the John Hancock Enterprise, or result in any material loss or interference with the business or operations of the John Hancock Enterprise; and (ii) the Company and JHMLIC reasonably believe, after due inquiry, that the suppliers, vendors, customers or other material third parties used or served by the Company, JHMLIC and their respective subsidiaries are

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     addressing or will address the Year 2000 Problem in a timely manner, except to the extent that a failure to address the Year 2000 Problem by any supplier, vendor, customer or material third party would not have a material adverse effect on the John Hancock Enterprise.

          (w) The offering, issuance and delivery of the Policyholder Shares to Eligible Members in exchange for their Membership Interests pursuant to the Plan are exempt from the registration requirements of the Act.

          (x) In connection with the Demutualization, the Company has made all required filings under applicable insurance holding company statutes, and has received approvals of, or exemptions in respect of, acquisition of control and/or affiliate transactions in each jurisdiction in which such filings, approvals or exemptions are required, except where the failure to have made such filings or receive such approvals or exemptions in any such jurisdiction would not, singly or in the aggregate, have a material adverse effect on the John Hancock Enterprise; each of the Company, JHMLIC and their respective subsidiaries has all necessary consents, licenses, authorizations, approvals, exemptions, orders, certificates and permits (collectively, the "Consents") of and from, and has made all filings and declarations (collectively, the "Filings") with, all insurance regulatory authorities, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except where the failure to have such Consents or to make such Filings would not, individually or in the aggregate, have a material adverse effect on the John Hancock Enterprise; all such Consents and Filings are in full force and effect, the Company, JHMLIC and their respective subsidiaries are in compliance with such Consents and neither the Company nor JHMLIC nor any of their respective subsidiaries has received any notice of any inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such Consent or otherwise impose any

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     limitation on the conduct of the business of the Company, JHMLIC or any of their respective subsidiaries, except as set forth in the Prospectus or any such failure to be in full force and effect, failure to be in compliance with, suspension, revocation or limitation which would not, singly or in the aggregate, have a material adverse effect on the John Hancock Enterprise; JHMLIC is in compliance with, and conducts its businesses in conformity with, all applicable insurance laws and regulations, except where the failure to so comply or conform would not have a material adverse effect on the John Hancock Enterprise.

          (y) The Plan has been duly adopted by the required vote of the Board of Directors of JHMLIC (which adoption complied with the applicable requirements of Section 19E) and submitted to the Commissioner of Insurance of the Commonwealth of Massachusetts (the "Commissioner") in the manner and accompanied by all information required by Section 19E and conforms in all material respects to the requirements of the laws of the Commonwealth of Massachusetts applicable to the reorganization of a mutual life insurance company into a stock life insurance company and any applicable published rules, regulations or guidelines of the Commissioner in respect thereof; on November 17 and 18, 1999 the Commissioner held a public hearing in accordance with the requirements of Section 19E, with regard to which JHMLIC published such notice as is required by Massachusetts law, for the purpose of receiving comment on whether the Plan should be approved; on December 9, 1999 the Commissioner issued an order approving the Plan; JHMLIC held a special meeting of policyholders on November 30, 1999; the Plan was approved by Eligible Policyholders in accordance with Section 19E and such approval has not been rescinded or otherwise withdrawn; no other approvals are required to be obtained under Massachusetts law for the effectiveness of the Plan; on the Effective Date, the Plan will become effective in accordance with its terms and all aspects of the Demutualization to have been completed on or prior to the Effective Date will be completed in accordance with the Plan and Massachusetts law; and prior to or contemporaneously with the Closing Date (as defined in

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     Section 4) each of the actions required to occur and conditions required to be satisfied on or prior to the Effective Date pursuant to the Commissioner's order or the Plan will have occurred or have been satisfied.

          (z) Other than as described or contemplated in the Prospectus, no legal or governmental proceeding is pending or, to the best of the Company's and JHMLIC's knowledge, is currently being threatened challenging the Plan or the consummation of the transactions contemplated thereby or the offering of the Shares by the Underwriters.

          (aa) The policyholder information statement mailed to policyholders (the "Policyholder Information Statement"), as of its date and as of the date of the vote of the Eligible Policyholders did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (bb) The Transaction Shares have been approved for listing on the New York Stock Exchange, Inc. (the "Exchange"), subject to notice of issuance, and, at the Closing Date and the Optional Closing Date (as defined in Section 4) hereunder, the Transaction Shares issued at or prior to the time of delivery on such closing date will be listed thereon.

          2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedules I and II hereto opposite its names at U.S.$_________ a share ("Purchase Price").

          On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the U.S. Underwriters the Additional Shares, and the U.S. Underwriters shall have a one-time right to purchase, severally and not

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jointly, up to [15,300,000] Additional Shares at the Purchase Price. If the U.S.
Representatives, on behalf of the U.S. Underwriters, elect to exercise such option, the U.S. Representatives shall so notify the Company in writing not later than [February 24, 2000] which notice shall specify the number of Additional Shares to be purchased by the U.S. Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each U.S. Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of U.S. Firm Shares set forth in Schedule I hereto opposite the name of such U.S. Underwriter bears to the total number of U.S. Firm Shares.

          Each of the Company and JHMLIC hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (C) the distribution of Policyholder Shares to or for the benefit of Eligible Members, (D) shares of Common Stock issued, purchased or sold pursuant to (i) the Company's 1999 Long-Term Stock Incentive Plan or (ii) any 401(k) employee stock purchase plan implemented by the Company and (E) shares of Common Stock issued as consideration in mergers or acquisitions by the Company; provided, however, that any recipient of such shares that is (1) an
         --------  -------
officer, (2) a director or (3) a holder (other than a holder described in Section (b)(1)(ii) of Exchange Act Rule 13d-1) of ten percent of more of any class of equity securities of the counterpart company in any such acquisition or merger agrees in writing to be bound by the restrictions set forth in this paragraph.

          3. Terms of Public Offering. The Company and JHMLIC are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company and JHMLIC are further advised by you that the Shares are to be offered to the public initially at U.S.$_____ a share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of U.S.$____ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S.$____ a share, to any Underwriter or to certain other dealers.

          4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in Boston, Massachusetts, at the following account: [insert account information] against delivery of such Firm Shares for the respective accounts of the several [U.S.] Underwriters at 10:00 a.m., New York City time, on ____________, 2000, or at such other time on the same or such other date, not later than _________, 2000, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date".

          Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in Boston, Massachusetts, at the following account: [insert account information] against delivery of such Additional

Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [February 24], 2000, as shall be designated in writing by the U.S. Representatives. The time and date of such payment are hereinafter referred to as the "Option Closing Date".

          Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

          5. Conditions to the Underwriters' Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [_______] (New York City time) on the date hereof.

          The several obligations of the Underwriters are subject to the following further conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

               (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's or JHMLIC's securities, financial strength or claims paying ability, as the case may be, by A.M. Best Company, Inc., Moody's Investor Services, Inc., Standard & Poor's Rating Group or Duff & Phelps Inc.; and

               (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, reserves, surplus, business or operations of the John Hancock Enterprise, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          (b) The Underwriters shall have received on the Closing Date certificates, dated the Closing Date and signed by an executive officer of the Company or JHMLIC, as the case may be, to the effect set forth in
     Section 5(a)(i) above and to the effect that the representations and warranties of the Company and of JHMLIC, as the case may be, contained in this Agreement are true and correct as of the Closing Date and that the Company and JHMLIC, as the case may be, has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          The officers signing and delivering such certificates may rely upon the best of their knowledge as to proceedings threatened.

          (c) The Underwriters shall have received on the Closing Date an opinion of Debevoise & Plimpton, outside counsel for the Company, dated the Closing Date, and containing such exceptions, qualifications and limitations as are acceptable to such counsel and Cravath, Swaine & Moore, to the effect that:

               (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in the Commonwealth of Massachusetts;

               (ii) the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus;

               (iii) the shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable;

               (iv) the Shares to be issued and sold by the Company to the Underwriters hereunder, and the Policyholder Shares have been duly authorized; when the Shares are issued and delivered against payment therefor as provided herein, and the Policyholder Shares are issued and delivered to Eligible Members in exchange for their Membership Interests pursuant to the Plan, the Transaction Shares will be validly issued and fully paid and non-assessable; and the issuance of the Transaction Shares is not subject to any preemptive or, to such counsel's knowledge, other similar rights;

               (v) this Agreement has been duly authorized, executed and delivered by the Company and by JHMLIC;

               (vi) the execution and delivery by the Company and JHMLIC of, and the performance by the Company and JHMLIC of their respective obligations under, this Agreement will not violate any provision of New York or Federal law or of the General Corporation Law of the State of Delaware or the Restated Certificate of Incorporation or by-laws of the Company or any agreement or other instrument filed as an exhibit to the Registration Statement, or any judgment, order or decree known to such counsel of any governmental body, agency or court having jurisdiction over the Company, JHMLIC or any of their respective subsidiaries, and no consent, approval, authorization or order of, or qualification with, any United States, Delaware (but only to the extent such would be required by the General Corporation Law of the State of Delaware) or New York governmental body or agency is required for the performance by the Company or by JHMLIC of their respective obligations under this Agreement, except such as have been obtained under the Federal securities laws and such as may be required by the securities, insurance or Blue Sky laws of the various states or the securities laws of any foreign country in connection with the offer and sale of the Transaction Shares by the U.S. Underwriters;

               (vii) the statements (A) in the Prospectus under the captions "The Reorganization," "Regulation--Regulation Governing Potential Acquisitions of Control," "Regulation--Regulation of Dividends and Other Payments from Insurance Subsidiaries," "Regulation--Federal Insurance Initiatives and Litigation," "Regulation--ERISA Considerations," "Description of Capital Stock and Change of Control Related Provisions of Our Plan of Reorganization, Restated Certificate of Incorporation and By-laws, Insurance Holding Company Laws and Our Stockholder Rights Plan" and "Underwriters" (with respect solely to the description of this Agreement contained therein) and (B) in the Registration Statement in Item 14, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

               (viii) such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company, JHMLIC or any of their respective subsidiaries is a party or to which any of the properties of the Company, JHMLIC or any of their respective subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

               (ix) the Company is not required to, nor will it be required to after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, register under the Investment Company Act of 1940, as amended, as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

               (x) such counsel is of the opinion that the Registration Statement and Prospectus (except for financial statements and notes thereto and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder;

               (xi) the offering, issuance and delivery of the Policyholder Shares to Eligible Members in

          Exchange for their Membership Interests pursuant to the Plan are exempt from the registration requirements of the Securities Act;

               (xii) in connection with the Demutualization, the Company and JHMLIC have made all required filings under applicable insurance holding company statutes, and have received approvals of, or exemptions in respect of, acquisition of control and/or affiliate transactions in each jurisdiction in which such filings or approvals are required, except where the failure to have made such filings or receive such approvals in any such jurisdiction would not, singly or in the aggregate, have a material adverse effect on the John Hancock Enterprise;

               (xiii) other than as described or contemplated in the Prospectus, to the knowledge of such counsel, no legal or governmental proceeding is pending or is currently being threatened challenging the Plan or the consummation of the transactions contemplated thereby or the offering of the Shares by the Underwriters; and

               (xiv) the Transaction Shares have been approved for listing on the Exchange, subject to notice of issuance, and, at the Closing Date and the Optional Closing Date, the Transaction Shares issued at or prior to the time of delivery on such closing date will be listed thereon.

          Such counsel shall also state that, although it has not itself checked the accuracy and completeness of, or otherwise verified, and is not passing upon and assumes no responsibility for the accuracy or completeness of, the statements contained in the Registration Statement or the Prospectuses, except to the limited extent stated in paragraph (vii) above, in the course of its review and discussion of the contents of the Registration Statement and the Prospectuses with certain officers and employees of the Company, JHMLIC and their independent accountants, but without independent check or verification, nothing has come to its attention which causes such counsel to believe that the Registration Statement (other than the financial statements and notes thereto, other financial and statistical information and supporting schedules contained therein or omitted therefrom, as to which such counsel need express no belief), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, or that the Prospectuses (other than the financial statements and notes thereto, other financial and statistical information and supporting schedules contained therein or omitted therefrom, as to which such counsel need express no belief), as of their dates and as of the date of its opinion, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

          (d) The Underwriters shall have received on the Closing Date an opinion of Bruce E. Skrine, Senior Vice President and Deputy, General Counsel for the Company, dated the Closing Date, and containing such exceptions, qualifications and limitations as are acceptable to such counsel and Cravath, Swaine & Moore, to the effect that:

               (i) each Significant Subsidiary of the Company and, until immediately prior to the Effective Date, JHMLIC has been duly incorporated or organized, as the case may be, and is validly existing as a corporation or mutual life insurance company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be; and each other subsidiary of the Company and, until immediately prior to the Effective Date, JHMLIC has been duly incorporated or organized, as the case may be, and is validly existing as a corporation or mutual life insurance company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, except to the extent that the failure to be so incorporated, organized or existing or in good standing would not, singly or in the aggregate, have a material adverse effect on the John Hancock Enterprise;

               (ii) upon the Effective Date, JHLIC will be duly organized and validly existing as a stock life insurance company, in good standing under the laws of the Commonwealth of Massachusetts;

               (iii) each subsidiary of the Company and JHMLIC has the power, corporate and other, and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the John Hancock Enterprise;

               (iv) all of the issued and outstanding shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, in the percentages set forth on Annex A hereto, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

               (v) each of the Company, JHMLIC and their respective subsidiaries has all necessary Consents of and from, and has made all Filings with, all insurance regulatory authorities, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except where the failure to have such Consents or to make such Filings would not, singly or in the aggregate, have a material adverse effect on the John Hancock Enterprise; all such Consents and Filings are in full force and effect, the Company, JHMLIC and their respective subsidiaries are in compliance with such Consents and neither the Company nor JHMLIC nor any of their respective subsidiaries has received any notice of any inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such Consent or otherwise impose any limitation on the conduct of the business of the Company, JHMLIC or any such subsidiary, except as set forth in the Prospectus or any such failure to be in full force and effect, failure to be in compliance with, suspension, revocation or limitation which would not, singly or in the aggregate, have a material adverse effect on the John Hancock Enterprise; JHMLIC is in compliance with, and conducts its businesses in conformity with, all applicable insurance laws and regulations, except where the failure to so comply or conform would not, singly or in the aggregate, have a material adverse effect on the John Hancock Enterprise;

               (vi) the adoption by JHMLIC of, and the performance by the Company and JHMLIC of their respective obligations under, the Plan will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company and JHMLIC, any agreement or other instrument filed as an exhibit to the Registration Statement, or, to such counsel's knowledge, any other agreement or instrument binding upon the Company, JHMLIC or any of the Significant Subsidiaries the contravention of which would, singly or in the aggregate, have a material adverse effect on the John Hancock Enterprise, or any judgment, order or decree known to such counsel of any governmental body, agency or court having jurisdiction over the Company, JHMLIC or any of their respective subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or by JHMLIC of their respective obligations under the Plan, except such as have been obtained under state insurance laws, and except where the failure to obtain such consents, approvals, authorizations, orders or qualifications would not, singly or in the aggregate, have a material adverse effect on the John Hancock Enterprise;

               (vii) the execution and delivery by JHMLIC of, and the performance by JHMLIC of its obligations under, this Agreement will not violate any provision of Massachusetts law or the charter or by-laws of JHMLIC;

               (viii) in accordance with Massachusetts law, the Plan has been duly adopted by the required vote of the Board of Directors of JHMLIC and all necessary approvals for the Plan to become effective have been duly obtained from Eligible Policyholders and the Commissioner, all such approvals are in full force and effect and no other approvals are required to be obtained under Massachusetts law for the effectiveness of the Plan; and

               (ix) none of JHMLIC or any of the Significant Subsidiaries is required to, nor will it be required to after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, register under the Investment Company Act of 1940, as amended, as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (e) The Underwriters shall have received on the Closing Date an opinion of Cravath, Swaine & Moore, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 5(c)(iv) (but only as to the Shares), 5(c)(v), 5(c)(vii) (but only as to the statements in the Prospectus under "Description of Capital Stock" and "Underwriters") and 5(c)(x) above.

          Such counsel shall also state that it (i) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          With respect to Section 5(c)(xi) above and the statements described in the immediately preceding paragraph and in the final paragraph of Section 5(c), Debevoise & Plimpton and Cravath, Swaine & Moore may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

          The opinion of Debevoise & Plimpton described in Section 5(c) above and the opinion of Bruce E. Skrine, Senior Vice President and Deputy General Counsel described in Section 5(d) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

          (f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

          (g) The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the delivery to the U.S. Representatives on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company and JHMLIC, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

          6. Covenants of the Company and of JHMLIC. In further consideration of the agreements of the Underwriters herein contained, the Company and JHMLIC covenant, jointly and severally, with each Underwriter as follows:

          (a) To furnish to you, without charge, three signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in
     Section 6(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

          (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

          (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such U.S. jurisdictions as you shall reasonably request and under the laws that govern unregistered securities offerings in Japan and Singapore.

          (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending _________________ that satisfies the provisions of
     Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

          (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's and JHMLIC's counsel, the Company's and JHMLIC's accountants and the Company's and JHMLIC's consulting actuary in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the

     Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the Exchange, (vi) the cost of printing certificates representing the Shares,
     (vii) the costs and charges of any transfer agent, registrar or depositary,
     (viii) the costs and expenses of the Company or JHMLIC relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company or JHMLIC, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) all other costs and expenses incident to the performance of the obligations of the Company or JHMLIC hereunder for which provision is not otherwise made in this Section, and (x) all expenses of the Company and JHMLIC in connection with any offer and sale of the

     Shares outside of the United States and filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States. It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity and Contribution", and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

          7. Indemnity and Contribution. (a) The Company and JHMLIC, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company or JHMLIC shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company or JHMLIC in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing
                                       --------  -------
indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(a) hereof.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company or JHMLIC, as applicable, and in the case of the Company, its directors and officers who sign the Registration Statement and each person, if any, who controls the Company or JHMLIC within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and JHMLIC to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company or JHMLIC in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Any firm retained pursuant to the second immediately preceding sentence shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. The foregoing sentence shall not expand the scope of the indemnification provided in Section 7(a) or 7(b). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to in Section 7(a) or 7(b), then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and JHMLIC on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company and JHMLIC on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and JHMLIC on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public

Offering Price of the Shares. The relative fault of the Company and JHMLIC on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

          (e) The Company, JHMLIC and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f)  The indemnity and contribution provisions contained in this
Section 7 and the representations,
warranties and other statements of the Company and JHMLIC contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

          8. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, either the Exchange or the National Association of Securities Dealers, Inc., (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 8(a)(i) through 8(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

          If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I or Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

          10. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          11. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

          12. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.


                              Very truly yours,

                              JOHN HANCOCK FINANCIAL SERVICES, INC.



                              By:_______________________
                                 Name:
                                 Title:


                              JOHN HANCOCK MUTUAL LIFE

                                  INSURANCE COMPANY



                              By:_______________________
                                 Name:
                                 Title:

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED
MERRILL LYNCH, PIERCE, FENNER
  & SMITH INCORPORATED
SALOMON SMITH BARNEY, INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
FOX-PITT, KELTON INC.
GOLDMAN, SACHS & CO.
Acting severally on behalf of themselves and the several U.S. Underwriters named in Schedule I hereto.

By: Morgan Stanley & Co. Incorporated



By:___________________________
   Name:
   Title:



MORGAN STANLEY & CO. INTERNATIONAL LIMITED
MERRILL LYNCH INTERNATIONAL
SALOMON BROTHERS INTERNATIONAL LIMITED
CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
DONALDSON, LUFKIN & JENRETTE INTERNATIONAL
GOLDMAN SACHS INTERNATIONAL LTD.
FOX-PITT, KELTON, INC.

Acting severally on behalf of themselves and the several International Underwriters named in Schedule II hereto.

By: Morgan Stanley & Co. International Limited


By: ____________________________
    Name:
    Title:

                                                                      SCHEDULE I



                               U.S. UNDERWRITERS


                                                 Number of
                                                Firm Shares
      Underwriter                             To Be Purchased
------------------------------------------------------------------------
Morgan Stanley & Co. Incorporated.............
------------------------------------------------------------------------
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated................................
------------------------------------------------------------------------
Salomon Smith Barney, Inc.....................
------------------------------------------------------------------------
Credit Suisse First Boston Corporation........
------------------------------------------------------------------------
Donaldson, Lufkin & Jenrette Securities
  Corporation.................................
------------------------------------------------------------------------
Fox-Pitt, Kelton Inc..........................
------------------------------------------------------------------------
Goldman, Sachs & Co............................
------------------------------------------------------------------------


                                                       _______________


   Total U.S. Firm Shares ......................         [86,700,000]
                                                       ===============

                                                                     SCHEDULE II



                           INTERNATIONAL UNDERWRITERS




                                                 Number of
                                                Firm Shares
      Underwriter                             To Be Purchased
------------------------------------------------------------------------
Morgan Stanley & Co. International Limited....
------------------------------------------------------------------------
Merrill Lynch International...................
------------------------------------------------------------------------
Salomon Brothers International Limited........
------------------------------------------------------------------------
Credit Suisse First Boston (Europe) Limited...
------------------------------------------------------------------------
Donaldson, Lufkin & Jenrette International....
------------------------------------------------------------------------
Goldman, Sachs International Ltd..............
------------------------------------------------------------------------
Fox-Pitt, Kelton, Inc.........................
------------------------------------------------------------------------


                                                       _______________


   Total U.S. Firm Shares ......................         [15,300,000]
                                                       ===============

                                                                         ANNEX A






-----------------------------------------------------------------------------------------------
                                                                              % of Equity
                              Significant Subsidiary                        owned by Company
-----------------------------------------------------------------------------------------------
     1.   John Hancock Variable Life Insurance Company
-----------------------------------------------------------------------------------------------
     2.   Investors Partner Life Insurance Company
-----------------------------------------------------------------------------------------------
     3.   The Maritime Life Assurance Company
-----------------------------------------------------------------------------------------------
     4.   John Hancock International Holdings, Inc.
-----------------------------------------------------------------------------------------------
     5.   The Berkeley Financial Group, Inc.
-----------------------------------------------------------------------------------------------
     6.   Independence Investment Associates, Inc.
-----------------------------------------------------------------------------------------------
     7.   John Hancock Real Estate Finance, Inc.
-----------------------------------------------------------------------------------------------
     8.   First Signature Bank & Trust Company
-----------------------------------------------------------------------------------------------
     9.   Hancock Natural Resource Group, Inc.
-----------------------------------------------------------------------------------------------
    10.   John Hancock Signature Services, Inc.
--------------------------------------------------------------------------------------------